Exhibit 99.3

INDEPENDENT AUDITORS’ REPORT

To the Members of
IOS JV, LLC

Opinion

We have audited the accompanying statement of revenues and certain expenses of an industrial storage facility portfolio of properties (IOS Portfolio) of IOS JV, LLC (the “Company”) for the year ended December 31, 2023, and the related notes.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, of the IOS Portfolio for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of IOS JV, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

We draw attention to Note 1 to the financial statements, which describes that the accompanying statement of revenue and certain expenses was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and is not intended to be a complete presentation of IOS Portfolio’s revenues and certain expenses. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Marcum llp / 1601 Market Street / 4th Floor / Philadelphia, PA 19103 / Phone 215.297.2100 / marcumllp.com

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Philadelphia, Pennsylvania
October 30, 2024

IOS PORTFOLIO
Statements of Revenues and Certain Expenses
Nine Months Ended September 30, 2024 (unaudited)
And Year Ended December 31, 2023

	Nine Months Ended September 30, 2024 (Unaudited)	Year Ended December 31, 2023
Revenues
Rental revenue	$20,171,462	$24,617,883
Miscellaneous income	30,503	48,002
Total revenues	20,201,965	24,665,885

Certain expenses
Operating expenses	1,149,350	1,116,481
Taxes and insurance	2,310,110	3,338,431
Total certain expenses	3,459,460	4,454,912
Revenues in excess of expenses	$16,742,505	$20,210,973

See accompanying notes

1.	Basis of Presentation

Peakstone Realty Trust ("Peakstone") is under contract to acquire an industrial outdoor storage portfolio comprised of 45 operating assets and six redevelopment sites (collectively, the "IOS Portfolio") from IOS JV, LLC (the “Company”). The IOS Portfolio is not a legal entity but rather an industrial outdoor storage portfolio indirectly owned by the Company.

The accompanying statements of revenues and certain expenses (the “Statements”) relate to the IOS Portfolio and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the Statements are not representative of the actual operations for the periods presented because certain revenues and operating expenses that may not be directly attributable to the revenues and expenses expected to be incurred in connection with the future operations of the IOS Portfolio have been excluded. Such items include depreciation, amortization, management fees, interest expense, interest income, amortization of above- and below-market leases.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The IOS Portfolio leases its assets to tenants under agreements that are classified as operating leases. In accordance with ASC 842, the IOS Portfolio recognizes rental income on a straight-line basis over the term of the related leases when collectability is probable. For lease arrangements when it is not probable that the IOS Portfolio will collect all or substantially all of the remaining lease payments under the term of the lease, rental revenue is limited to the lesser of the rental revenue that would be recognized on a straight-line basis or the lease payments that have been collected from the lessee. Lease payments received in advance are deferred and recognized on a straight-line basis over the related lease term associated with the prepayment. Tenant reimbursements for common area maintenance and other recoverable expenses are recognized when the services are provided and the performance obligations are satisfied. Tenant reimbursements are accounted for as fixed and variable lease payments and are recorded as rental income. Miscellaneous income is revenue that is derived from late fees and tenant deposit forfeits. Miscellaneous income is recognized when earned.

	Nine Months Ended September 30, 2024 (Unaudited)	Year Ended December 31, 2023
Fixed lease payment	$17,780,561	$21,279,634
Variable lease payment	2,390,901	3,338,249
Total Rental revenue	$20,171,462	$24,617,883

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to present the Statements in conformity with US GAAP. Actual results could differ from those estimates.

3.	Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease space with the IOS Portfolio. As of September 30, 2024, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows (unaudited):

2024 (three months ending December 31, 2024)	$5,812,907
2025	23,765,225
2026	23,765,275
2027	20,124,976
2028	16,658,990
2029	12,719,027
Thereafter	33,414,916
$136,261,316

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.

Included in Future Lease Rentals is future cash rent pursuant to lease agreements with Buse Timber & Sales, Inc. (“Buse Timber”) that totals $26,343,262. On October 1, 2024, Buse Timber filed a petition before the Superior Court of the State of Washington County of Snohomish that appointed a general receiver over all of its assets pursuant to Chapter 7.08 RCW and Chapter 7.60 RCW. As of the issuance of the Statements, the lease with Buse Timber has not been terminated.

4.	Tenant Concentrations

For the year ended December 31, 2023, two tenants represented an aggregate of approximately 20% of the IOS Portfolio’s rental revenues. For the nine-month ended September 30, 2024, one tenant represented approximately 10% of the IOS Portfolio’s rental revenues.

5.	Commitments and Contingencies

The IOS Portfolio is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that the ultimate settlement of these actions will not have a material impact on the Statements.

6.	Subsequent Events

Management evaluated subsequent events through October 30, 2024, the date the Statements were available to be issued.